                       Securities and Exchange Commission
                             Washington D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MIGRATEC, INC.
               (Exact name of issuer as specified in its charter)

                  FLORIDA                           65-0125664
     (State of other jurisdiction of             (I.R.S. Employer
      incorporation or organization)            Identification No.)



                    12801 NORTH STEMMONS FREEWAY, SUITE 710
                          FARMERS BRANCH, TEXAS 75234
         (Address, including zip code, of principal executive offices)

                        MIGRATEC, INC., STOCK OPTIONS TO
                             OFFICERS AND DIRECTORS
                           (Full title of the plans)

                        W. CURTIS OVERSTREET, PRESIDENT
                    12801 NORTH STEMMONS FREEWAY, SUITE 710
                          FARMERS BRANCH, TEXAS 75234
                                 (972) 969-0300
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:

                             James Schneider, Esq.
                     Atlas, Pearlman, Trop & Borkson, P.A.
                    200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

                        CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum      Proposed Maximum
         Title of Shares             Amount To Be        Offering Price      Aggregate Offering         Amount of
        To Be Registered              Registered          Per Share               Price             Registration Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock, no par value (1)      6,950,000 (1)          $0.20 (1)          $1,390,000 (1)          $386.42 (1)

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the bid and ask price ($0.20) for the Common Stock, no par value, per share, as reported by NASD Over the Counter Bulletin Board on October 13, 1999.

                                 MIGRATEC, INC.

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

          Form S-8 Item Number and Caption         Caption in Prospectus
       -----------------------------------       ------------------------

       1.  Forepart of Registration              Facing Page of
           Statement and Outside                 Registration Statement
           Front Cover Page of                   and Cover Page of
           Prospectus                            Prospectus

       2.  Inside Front and Outside              Inside Cover Page of
           Back Cover Pages of                   Prospectus and Outside
           Prospectus                            Cover Page of Prospectus

       3.  Summary Information, Risk             Not Applicable
           Factors and Ratio of
           Earnings to Fixed Charges

       4.  Use of Proceeds                       Not Applicable

       5.  Determination of Offering             Not Applicable
           Price

       6.  Dilution                              Not Applicable

       7.  Selling Security Holders              Not Applicable

       8.  Plan of Distribution                  Cover Page of Prospectus
                                                 and Plan of Distribution

       9.  Description of Securities             Description of Securities;
           to be Registered                      MigraTEC, Inc., Stock
                                                 Options to
                                                 Officers and Directors

      10.  Interests of Named Experts            Legal Matters
           and Counsel

      11.  Material Changes                      Not Applicable

      12.  Incorporation of Certain              Incorporation of Certain
           Information by Reference              Documents by Reference

      13.  Disclosure of Commission              Indemnification
           Position on
           Indemnification for
           Securities Act Liabilities

PROSPECTUS

                                 MIGRATEC, INC.

                 6,950,000 SHARES OF COMMON STOCK, NO PAR VALUE

                               Issued Pursuant to
                        MigraTEC, Inc., Stock Options to
                             Officers and Directors

This prospectus is part of a registration statement which registers a total of 6,950,000 shares of common stock, no par value of MigraTEC, Inc. The shares may be issued to executive officers and directors of MigraTEC through the exercise of non-qualified stock options to purchase shares of common stock under terms of certain stock option agreements with the executive officers and directors. All of the options or shares have been granted or issued to the executive officers and directors pursuant to individual written option agreements. MigraTEC will not receive any proceeds from the sales except upon exercise of the options.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is October 19, 1999.

                             AVAILABLE INFORMATION

MigraTEC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street N.W., Washington D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. MigraTEC's common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol "MIGR."

MigraTEC has filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares. This prospectus, which is Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to MigraTEC and the shares offered by this prospectus, reference is made to the registration statement, including exhibits. Statements in this prospectus as to any document are not necessarily complete, and where any document is an exhibit to the registration statement or is incorporated by reference, each statement is qualified in all respects by the provisions of the exhibit or other document, to which the reference is made, for a full statement of the provisions. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by MigraTEC with the Securities and Exchange Commission are incorporated herein by reference and made a part of this prospectus:

     (a) MigraTEC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed on May 12, 1999.

     (b) MigraTEC's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed on May 20, 1999.

     (c) MigraTEC's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, filed on August 23, 1999.

     (d) Post-Effective Amendment No. 1 to Form SB-2, Registration Statement No. 333-65093, filed on May 7, 1999.

All reports and documents filed by MigraTEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective date of filing of the documents. Any statement incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained of this prospectus or in any other subsequently filed document, which also is or is deemed to be incorporated by reference, modifies or supersedes the statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

MigraTEC undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of the person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to the documents. Written requests for copies should be directed to Corporate Secretary, MigraTEC, Inc., 12801 North Stemmons Freeway, Suite 710, Farmers Branch, Texas 75234.

No person has been authorized by MigraTEC to give any information or to make any representation other than as contained in this prospectus, and if given or made, the information or representation must not be relied upon as having been authorized by MigraTEC. Neither the delivery of this prospectus nor any distribution of the shares issuable upon exercise of the options or under the terms of the option agreements shall, under any circumstances, create any implication that there has been no change in the affairs of MigraTEC since the date of this prospectus.

                                  THE COMPANY

MigraTEC, Inc., is a developer and provider of software technology, products and services which automate the upgrade or "migration" process. We help companies move their existing software applications to new and more advanced hardware and software platforms and which address the Year 2000 challenge. Our automated software "tools" can significantly decrease the time, effort and cost of an upgrade or migration project.

                        MIGRATEC, INC., STOCK OPTIONS TO
                             OFFICERS AND DIRECTORS

INTRODUCTION

Pursuant to certain option agreements and in consideration for services provided, we have granted to our four executive officers and four non-employee members of the Board of Directors non-qualified options to purchase up to 6,950,000 shares of our common stock as follows:

                                                         # of Shares  Price per    Original Vesting Schedule
         Name                Title          Grant Date      (1)(a)      Share                (1)(b)
----------------------   --------------     ----------   -----------  ---------    ---------------------------

W. Curtis Overstreet     President, CEO      05/01/98      3,000,000    $0.20     50% at date of grant; then
                         and Director                                             1/24 per month for 24 months

Rick J. Johnson          COO                 05/01/98        750,000    $0.20     50% at date of grant; then
                                                                                  1/24 per month for 24 months

Mark C. Myers            CFO and Secretary   04/01/98        450,000    $0.20     1/24 per month for 24 months

Joseph B. Meredith       V.P. Business       05/01/98        600,000    $0.20     50% at date of grant; then
                         Development                                              1/24 per month for 24 months

Benjamin Swirsky         Chairman            05/01/98        600,000    $0.20     1/24 per month for 24 months

Deane C. Watson, Jr.     Director            05/01/98        500,000    $0.20     1/24 per month for 24 months

Marcus R. Rowan          Vice Chairman       05/01/98        550,000    $0.20     1/24 per month for 24 months

Richard A. Gray, Jr.     Director            05/01/98        500,000    $0.20     1/24 per month for 24 months
                                                           ---------
                                                           6,950,000
                                                           =========


     (1) Represents only one-half of the shares underlying the original grants of options which were for the purchase of up to 13,500,000 shares. Effective September 7, 1999, the original option agreements were amended to include the following modifications:

         (a) the total number of shares underlying each option was voluntarily reduced by 50%;

         (b) the remaining 50% of the shares underlying each option remained fully vested as of the effective date of the modifications;

         (c) as it relates to the four executive officers, in the event of any termination of employment, whether voluntary or involuntary, the expiration date of any unexercised portion of the options was re-defined to be four years after the date of termination of employment;

         (d) as it relates to the four non-employee directors, the expiration date of any unexercised portion of the options was re-defined to be four years from the effective date of the modifications.

The purpose of the option agreements is to encourage stock ownership by our executive officers and directors, and to give these persons a greater personal interest in the success of MigraTEC's business and an added incentive to continue to advance and contribute to MigraTEC.

ELIGIBILITY

Executive officers and directors of MigraTEC and our subsidiaries are eligible to receive non-qualified options under the option agreements.

ADMINISTRATION

The option agreements will be administered by the board or an underlying committee. The board or the committee determines from time to time those officers and directors of MigraTEC or our subsidiaries to whom options shall be granted, the terms and provisions of the respective option agreements, the time or times at which the options shall be granted, the type of options to be granted, the dates the options become exercisable, the number of shares subject to each option, the purchase price of the shares and the form of payment of the purchase price. All other questions relating to the administration of the option agreements, and the interpretation of the provisions and of any related agreements, are resolved by the board or the committee.

SHARES SUBJECT TO AWARDS

We have reserved 6,950,000 of our authorized but unissued shares of common stock or shares maintained in the treasury of MigraTEC for issuance under the option agreements, and a maximum of 6,950,000 shares may be issued unless the option agreements are subsequently amended. Shares used for the option agreements may be authorized and unissued shares or shares reacquired by MigraTEC, including shares purchased in the open market.

The option agreements provide that, if MigraTEC's outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the option agreements or subject to unexercised options and in the purchase price per share under the option agreements. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding option agreements.

TERMS OF EXERCISE

The option agreements provide that the options granted shall be exercisable from time to time in whole or in part, unless otherwise specified in the option agreement representing the options or by the board or by the committee. Each option may be exercised in whole or in part at any time during the period from the date of the grant until the end of the period covered by the option period as stipulated in the option agreement.

TRANSFERABILITY

All options exercisable under the option agreements are assignable and transferable. Upon assignment or transfer, both the original optionee and the transferee optionee will acknowledge, by delivery of written notice to MigraTEC, that transferee optionee will have the same rights and be subject to the same restrictions as original optionee, including restrictions relating to the exercise of options in the event of any termination of employment of original optionee. In addition to the acknowledgment, the written notice should also state the number of shares with respect to which the option is being assigned or transferred as well as transferee optionee's full name, address, telephone number and federal tax identification number.

EXERCISE PRICE

The purchase price for the shares is 100% of the fair market value of MigraTEC's common stock on the date the option is granted as determined by the board. If the purchase price is paid with consideration other than cash, the board shall determine the fair value of the consideration to MigraTEC in monetary terms.

The per share purchase price of shares subject to options granted under the option agreements may be adjusted in the event of certain changes in MigraTEC's capitalization, but any adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the option agreements.

MANNER OF EXERCISE

Options are exercisable under the option agreements by delivery of written notice to MigraTEC stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in another form or combination of forms which shall be acceptable to the board or the committee, provided that any loan or guarantee by MigraTEC of the purchase price may only be made upon resolution of the board that the loan or guarantee is reasonably expected to benefit MigraTEC.

TERMINATION

If an optionee shall die, his options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death, by the person or persons to whom the optionee's right under the option agreement pass by will or applicable law, or if no other person has that right, by his executors or administrators, at any time, or from time to time.

If an optionee's employment by MigraTEC or a subsidiary shall terminate for any reason, he may exercise his options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in his option agreement.

MODIFICATION AND TERMINATION OF OPTION AGREEMENTS

Any amendment to or modification of an option agreement must be in written form and agreed to and executed by both MigraTEC and the optionee.

FEDERAL INCOME TAX EFFECTS

The following discussion applies to the option agreements and is based on federal income tax laws and regulations in effect on October 15, 1999. It does not purport to be a complete description of the federal income tax consequences of the option agreements, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the option agreements should consult with his own tax adviser.

The option agreements are not subject to the provisions of the Employee Retirement Income Security Act of 1974 and are not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, the person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, the holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by MigraTEC in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

The sale of the shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of MigraTEC, as well as certain other persons or parties who may be deemed to be "affiliates" of MigraTEC under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or any other applicable exemption. Officers, directors and 10% or greater shareholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                              PLAN OF DISTRIBUTION

The sale of the common stock by the selling security holders may occur from time to time by or for the account of the selling holders. The selling holders will offer these securities through dealers or agents in one or more transactions that may take place on the over-the-counter market in ordinary broker's transactions under Rule 144. Usual and customary or brokerage fees or commissions will be paid by the selling security holders in connection with sales of securities.

                           DESCRIPTION OF SECURITIES

MigraTEC is authorized to issue 200,000,000 shares of common stock, no par value per share, and 1,000,000 shares of redeemable convertible 12% preferred stock, $1,000 par value per share. As of October 13, 1999, there were 63,829,062 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

COMMON STOCK

MigraTEC is authorized to issue up to 200,000,000 shares of common stock, no par value per share. The holders of shares of common stock are entitled to share, on a ratable basis, the dividends as may be declared by the Board of Directors out of funds legally available for that purpose. Upon liquidation, dissolution or winding up of MigraTEC, after payment to creditors and holders of any outstanding shares of preferred stock, the assets of MigraTEC will be divided pro rata on a per share basis among the holders of common stock.

Each share of common stock entitles the holders to one vote. Holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of shares voting for the election of directors can elect all of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any directors. The ByLaws of MigraTEC require that only a majority of the issued and outstanding shares of common stock of MigraTEC need be represented to constitute a quorum and to transact business at a shareholders' meeting. The common stock has no preemptive, subscription or conversion rights and is not redeemable by MigraTEC.

PREFERRED STOCK

MigraTEC is authorized to issue up to 1,000,000 shares of redeemable convertible 12% preferred stock, $1,000 par value per share, none of which are issued or outstanding.

NASD OTC BULLETIN BOARD

MigraTEC's common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol "MIGR." Accordingly, our common stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

TRANSFER AGENT

The Transfer Agent for the shares of common stock is Interwest Transfer Company, P.O. Box 17136, Salt Lake City, Utah 84117.

                                 LEGAL MATTERS

Certain legal matters in connection with the securities being offered in this prospectus will be passed upon for us by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

Atlas, Pearlman, Trop & Borkson, P.A., owns 71,429 shares of our common stock.

                                    EXPERTS

MigraTEC's consolidated financial statements appearing in our Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1998, filed on May 12, 1999, have been audited by King Griffin & Adamson P.C., Independent Certified Public Accountants, as set forth in their report and incorporated in this prospectus by reference. The financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated in this prospectus in reliance upon the reports of King Griffin & Adamson P.C. pertaining to the financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) and given upon the authority of the firm as experts in accounting and auditing.

                                INDEMNIFICATION

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. MigraTEC's Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Corporation Act may be permitted to directors, officers or persons controlling MigraTEC pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The above indemnification provisions notwithstanding, we are aware that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MigraTEC pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The documents listed in (a) through (g) below are incorporated by reference in the registration statement. All reports and documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of the registration statement from the date of filing of the documents. Any statement incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document, which also is or is deemed to be incorporated by reference, modifies or supersedes the statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement prospectus.

     (a) MigraTEC's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed on May 12, 1999.

     (b) MigraTEC's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999, filed on May 20, 1999.

     (c) MigraTEC's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, filed on August 23, 1999.

     (d) Post-Effective Amendment No. 1 to Form SB-2, Registration Statement No. 333-65093, filed on May 7, 1999.

ITEM 4. DESCRIPTION OF SECURITIES

The class of securities to be offered is registered under Section 15(d) of the Securities Exchange Act of 1934, as amended. A description of our securities is set forth in the prospectus incorporated as a part of this registration statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Corporation Act. Insofar as indemnification for liabilities arising under the Corporation Act may be permitted to directors, officers or persons controlling MigraTEC pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The above indemnification provisions notwithstanding, we are aware that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MigraTEC pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inasmuch as the executives officers and directors who received our shares will be either knowledgeable, sophisticated or have access to comprehensive information relevant to MigraTEC, the transactions was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. Alternatively, we will rely upon the exemptions afforded by Regulation D under the Act. As a condition precedent to the grants, the security holders were, or will be, required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from us.

ITEM 8. EXHIBITS

EXHIBIT                    DESCRIPTION

(1)           Option Agreements between MigraTEC, Inc., and:
                  Mark C. Myers,
                  W. Curtis Overstreet,
                  Rick J. Johnson,
                  Joseph B. Meredith,
                  Benjamin Swirsky,
                  Deane C. Watson, Jr.,
                  Richard A. Gray, Jr., and
                  Marcus R. Rowan.

(2) Letter Agreements regarding Modification of Stock Options between MigraTEC, Inc., and:
                  Mark C. Myers,
                  W. Curtis Overstreet,
                  Rick J. Johnson,
                  Joseph B. Meredith,
                  Benjamin Swirsky,
                  Deane C. Watson, Jr.,
                  Richard A. Gray, Jr., and
                  Marcus R. Rowan.

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A., relating to the issuance of shares of Common Stock pursuant to MigraTEC, Inc., Stock Options to Officers and Directors.

(24.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A., included in the opinion filed as exhibit (5) hereto.

(24.2)        Consent of King Griffin & Adamson P.C.

ITEM 9. UNDERTAKINGS

(1) The undersigned registrant undertakes:

    (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

    (b) That, for the purposes of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether an indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch and the State of Texas, on the 19th day of October, 1999.

                                 MIGRATEC, INC.


                                 By: /s/ W. CURTIS OVERSTREET
                                     ------------------------------------------
                                     W. Curtis Overstreet
                                     President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                             TITLE                                    DATE
-----------------------------------           -------------------------------------------           -----------------


  /s/  W. CURTIS OVERSTREET                     Principal Executive Officer, President              October 19, 1999
-----------------------------------             and Director
  W. Curtis Overstreet

  /s/  BENJAMIN SWIRSKY                         Chairman of the Board and Director                  October 19, 1999
-----------------------------------
  Benjamin Swirsky

  /s/  MARK C. MYERS                            Principal Financial Officer and Secretary           October 19, 1999
-----------------------------------
  Mark C. Myers

  /s/  DEANE C. WATSON, JR.                     Director                                            October 19, 1999
-----------------------------------
  Deane C. Watson, Jr.

  /s/  CYNTHIA K. ALDERMAN                      Principal Accounting Officer                        October 19, 1999
-----------------------------------
  Cynthia K. Alderman

  /s/  MARCUS R. ROWAN                          Vice-Chairman of the Board and Director             October 19, 1999
-----------------------------------
  Marcus A. Rowan

  /s/  RICHARD A. GRAY, JR.                     Director                                            October 19, 1999
-----------------------------------
  Richard A. Gray, Jr.

EXHIBIT INDEX

                                 MIGRATEC, INC.

     EXHIBIT
      NUMBER                    DESCRIPTION                     PAGE
------------------- ------------------------------------- -----------------

(1)                 Option Agreements between MigraTEC, Inc., and:
                              Mark C. Myers,
                              W. Curtis Overstreet,
                              Rick J. Johnson,
                              Joseph B. Meredith,
                              Benjamin Swirsky,
                              Deane C. Watson, Jr.,
                              Richard A. Gray, Jr., and
                              Marcus R. Rowan

(2) Letter Agreements regarding Modification of Stock Options between MigraTEC, Inc., and:
                              Mark C. Myers,
                              W. Curtis Overstreet,
                              Rick J. Johnson,
                              Joseph B. Meredith,
                              Benjamin Swirsky,
                              Deane C. Watson, Jr.,
                              Richard A. Gray, Jr., and
                              Marcus R. Rowan

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A., relating to the issuance of shares of Common Stock pursuant to MigraTEC, Inc., Stock Options to Officers and Directors

(24.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A., included in the opinion filed as exhibit (5) hereto

(24.2)              Consent of King Griffin & Adamson P.C.